PURCHASE AND SALE AGREEMENT

                                     Between

                      CORPORATE REALTY INCOME FUND I, L.P.
                                    (Seller)

                                       and

                  FSP 5601 EXECUTIVE DRIVE LIMITED PARTNERSHIP
                                   (Purchaser)

                         Property: 5601 Executive Drive
                                  Irving, Texas

                          Dated as of September 7, 2004

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                           PURCHASE AND SALE AGREEMENT

        This Purchase and Sale Agreement ("Agreement") is made as of September 7, 2004 (the "Effective Date") by and between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Seller") and FSP 5601 EXECUTIVE DRIVE LIMITED PARTNERSHIP, a Texas limited partnership ("Purchaser").

        A. Seller owns in fee simple a certain parcel of real property located in the City of Irving, County of Dallas, State of Texas, commonly referred to as 5601 Executive Drive (hereinafter collectively referred to as the "Real Property").

        B. Subject to the terms and conditions herein, Seller desires to sell and Purchaser desires to purchase the Real Property and certain items of personal property.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Purchaser agree as follows:

1.      PURCHASE AND SALE

        1.1     Property.

        Subject to the terms and conditions hereof, Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller on the Closing Date (as defined in Section 4.1 below) the following (collectively, the "Property"):

        (a) the Real Property, which is legally described on Exhibit A attached hereto, together with any and all rights, privileges and easements appurtenant thereto, which are owned by Seller;

        (b) all buildings located on the Real Property, and all other improvements and fixtures located on the Real Property which are owned by Seller, if any, including any apparatus, equipment and appliances incorporated therein and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility service, ventilation, or other services thereto, but excluding fixtures owned by tenants (all of which are collectively referred to as the "Improvements");

        (c) all right, title and interest of Seller in and to any personal property located on and used in connection with the Real Property and Improvements, including without limitation the personal property listed on Schedule 1 (the "Personal Property");

        (d) all assignable or transferable intangible property, including, but not limited to: (i) all guaranties and warranties (including guaranties and
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                warranties pertaining to construction of the Improvements); (ii)
                all air rights, excess floor area rights and other development rights relating or appurtenant to the Real Property or the Improvements; (iii) all rights to obtain utility service in connection with the Improvements and the Real Property; (iv) all assignable licenses and other governmental permits and permissions relating to the Real Property, the Improvements or the operation thereof, including without limitation the licenses and permits listed on Schedule 2 (the "Permits"); and (v) all assignable contracts and contract rights relating to the Real Property or the Improvements, including the contracts listed on Exhibit H (the "Service Contracts"), which shall survive the Closing (all of the foregoing are hereinafter collectively referred to as the "Intangible Property"); and

        (e) All right, title and interest of Seller in and to the leases and other occupancy agreements covering all or any portion of the Real Property or the Improvements to the extent they are in effect on the date of Closing (collectively the "Leases"), together with all current rents and other sums due thereunder (the "Rents") and any and all security deposits in connection therewith (the "Security Deposits"). The Leases, in each case together with the current monthly rent and Security Deposit relative thereto, are set forth on Exhibit L (the "Rent Roll").

2.      PURCHASE PRICE

        Purchaser shall pay as the total Purchase Price for the Property ("Purchase Price") the amount of Sixteen Million One Hundred Thousand and No/100ths U.S. Dollars ($16,100,000.00), which shall be payable as follows:

        2.1     Deposit.

        Within three (3) Business Days following the Effective Date, Purchaser shall cause One Hundred Sixty-One Thousand and No/100ths U.S. Dollars ($161,000.00) (the "Downpayment") to be delivered by wire transfer to Escrow Holder (as hereinafter defined) to be held by the Escrow Holder in accordance with the terms and conditions of this Agreement. The Downpayment shall be held in an interest bearing account or instrument, as approved by Purchaser, as an earnest money deposit toward the Purchase Price. Purchaser will provide Escrow Holder with its Taxpayer Identification Number and such additional information and documents as may be required by Escrow Holder.

        The Escrow Holder shall be subject to the following terms and conditions and no others:

        (a) The duties and obligations of the Escrow Holder shall be determined solely by the express provisions of this Agreement and no implied duties and obligations shall be read into this Agreement against the Escrow Holder.

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        (b)     The Escrow Holder shall be entitled to rely, and shall not be subject to any liability in acting in reliance, upon any joint writing furnished to the Escrow Holder by Purchaser and Seller and shall be entitled to treat as genuine the document it purports to be, including any such letter, paper or other document furnished to the Escrow Holder in connection with this Agreement.

        (c) In the event of any disagreement between Purchaser and Seller resulting in adverse claims and demands being made in connection with or against the funds held in the escrow created hereby, the Escrow Holder shall refuse to comply with the claims and demands of either party until such disagreement is finally resolved, either by Purchaser and Seller, as evidenced by a joint writing reflective thereof delivered to the Escrow Holder pursuant to subparagraph (b) above, or by a court of competent jurisdiction (in proceedings which the Escrow Holder or any other party may initiate, it being understood and agreed by Purchaser and Seller that the Escrow Holder has the authority (but no obligation) to initiate such proceedings).

        (d)     In the event of a termination of this Agreement by either
                Seller or Purchaser as permitted by the terms of this Agreement, the Escrow Holder is authorized and directed by Seller and Purchaser to deliver the Deposit (as hereinafter defined) to the party hereto entitled to same pursuant to the terms hereof no sooner than the fifth Business Day and no later than the tenth Business Day following receipt by the Escrow Holder and the non-terminating party of written notice of termination delivered in accordance with Section 10 of this Agreement from the terminating party and receipt of evidence satisfactory to the Escrow Holder that the non-terminating party has in fact received written notice of such termination in accordance with
                Section 10 of this Agreement.

        2.2     Interest.

        Except as provided in Section 2.1 above and in other provisions of this Agreement where Seller shall be entitled to retain the Downpayment and all interest earned thereon (collectively, the "Deposit") as liquidated damages pursuant to Section 12 below, interest on the Downpayment shall accrue to the benefit of Purchaser.

        2.3     Cash at Closing.

        The Purchase Price, adjusted for the Deposit, plus any other amounts required to be paid by Purchaser at Closing, and plus or minus any prorations and credits as provided for in this Agreement, in the form of immediately available U.S. funds, shall be paid by Purchaser into escrow with the Escrow Holder, as defined in Section 4.1, in time to allow the Closing to occur on the Closing Date (as hereinafter defined) by wire transfer as more particularly set forth in Section 4.3 below.

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3.      TITLE

        3.1     Title Commitment; Survey.

        (a) Purchaser acknowledges that prior to the Effective Date Seller delivered to Purchaser a commitment for title insurance dated as of August 5, 2004 (the "Title Commitment"), issued by Chicago Title Insurance Company ("Title Company"), and a copy of all recorded documents referred to in the Title Commitment as exceptions to title to the Property (the "Title Documents").

        (b) Within 20 days after the Effective Date the Seller, at its sole cost and expense, will deliver to Purchaser a current survey of the Real Property and Improvements (the "Survey") prepared in accordance with the Minimum Standard Detail Requirements and Classifications for ALTA/ACSM Land Title Surveys published in 1999, including Table A items 1-4, 6 - 11(a) and 13-16 and certified to Seller, Purchaser and Title Company (provided that in lieu of including Table A item 6 on the Survey, Seller shall have the right to provide Purchaser with a zoning report from a reputable third party zoning consultant).

        3.2     Review of Title.

        Purchaser shall have until 5:00 p.m. Eastern Standard Time on the date that is fifteen (15) days after delivery of the Title Commitment, Title Documents and Survey (collectively, "Title Evidence") (the "Title Approval Date") to review the Title Evidence and render any objections as to matters of title in writing to Seller. Any matters shown in the Title Evidence not timely objected to by Purchaser shall be deemed waived and Purchaser shall be deemed to agree to acquire the Property subject to such exceptions (collectively, "Permitted Exceptions") hereunder. Seller, in its sole and absolute discretion, may elect to remove or satisfy any such objections, provided that Seller shall have fifteen (15) days from the date of such objections to have such objections that Seller so elects removed or satisfied. Subject to Purchaser's approval, which may be granted in Purchaser's sole and absolute discretion, Seller may cause the Title Company to issue a title endorsement or "insure over" any objection (each, a "Seller Endorsement") and it shall have the same effect as if such objection was cured by Seller. If Seller shall fail to have such objections removed, insured over or satisfied within such time or during such time delivers a written notice to Purchaser that notwithstanding Seller's reasonable efforts, such objections may not be cured, then, in the absence of a default by Purchaser, Purchaser may, by written notice to Seller within five (5) days after the expiration of such time or the delivery of such written notice, either (a) terminate this Agreement without any liability on its part, in which case the Deposit shall be refunded to Purchaser, Purchaser shall return all documents, including all Due Diligence Documents (as hereinafter defined in Section 3.6(d)), received from Seller or Seller's agents to Seller and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12 hereof), or (b) proceed to Closing and take title subject to such objections, in which case such non-cured objections

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shall become Permitted Exceptions hereunder. After the Title Approval
Date and up to and including the Closing Date, Purchaser shall also have the right to disapprove in writing any additional item not previously set forth in the Title Report and/or Title Commitment that Title Company intends to show as an exception to title in the Title Policy. Any such additional item not specifically disapproved in writing delivered within three (3) Business Days following Purchaser's receipt of written notice of such additional item shall be deemed approved. Seller shall have until Closing to remove or cause Title Company to insure over (subject to Purchaser's approval, which may be granted in Purchaser's sole and absolute discretion) any such disapproved item at Seller's own expense. Seller may elect to (a) extend the Closing until the day after the date upon which Seller is able to remove or cause Title Company to insure over (subject to Purchaser's approval, which may be granted in Purchaser's sole and absolute discretion) any such disapproved item (but in no event shall such extension exceed ten (10) Business Days after the Closing Date), or (b) terminate this Agreement, unless Purchaser elects to take title subject to such disapproved item, and, if Seller elects to terminate this Agreement, the Deposit shall be returned to Purchaser and, thereupon, neither Seller nor Purchaser shall have any further obligation hereunder (except as set forth under Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12 hereof). Notwithstanding anything in this Agreement to the contrary, and notwithstanding any approval or consent given by Purchaser hereunder, Seller shall cause all mortgages and deeds of trust encumbering Seller's interest in the Real Property, and all mechanic's liens filed against the Property relating to work performed on the Property and contracted for by Seller, to be released and reconveyed from the Real Property, or, with respect to such mechanic's liens, otherwise bonded, on or prior to the Closing and shall cause the Title Company to insure title to the Real Property as vested in Purchaser without any exception for such matters. In addition, Seller shall cure any other monetary liens encumbering Seller's interest in the Real Property that can be cured solely by payment of funds not to exceed, in the aggregate, One Hundred Thousand Dollars ($100,000).

        3.3     Vesting of Title.

        At Closing, Seller shall convey all of Seller's right, title and interest in and to the Real Property and Improvements to Purchaser by special warranty deed (as further described in Section 4.2(a)(i) below), subject to the Permitted Exceptions, and shall convey Seller's interest in the Personal Property to Purchaser by bill of sale (as further described in Section 4.2(a)(ii) below).

        3.4     Title Insurance.

        At Closing, the Title Company shall issue to Purchaser a Texas Form T-1 Owner Policy of Title Insurance in the amount of the Purchase Price insuring that title to the Real Property and Improvements is vested in Purchaser subject only to the Permitted Exceptions (the "Title Policy").

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        3.5     Inspection Period.

        Purchaser shall have until 5:00 p.m. Eastern Standard Time on the date that is thirty (30) days after the Effective Date (or such earlier date as Purchaser may elect in writing to Seller) (the "Inspection Period") to inspect the Property and the Due Diligence Documents, and to perform such other due diligence with respect to the Property as Purchaser reasonably deems necessary, subject to the rights of tenants in possession of the Property. Purchaser agrees to immediately commence its inspection efforts and will pursue same diligently, and will advise Purchaser of its findings as soon as practicable. Purchaser may, on or before the expiration of the Inspection Period (the "Out Date"), in its sole discretion, advise Seller and Escrow Holder, in writing, of its election to proceed with the purchase of the Property. If Purchaser, in its sole discretion, decides that it will not proceed with the purchase of the Property, Purchaser shall on or before the Out Date give notice to Seller and Escrow Holder that it is terminating this Agreement. If Purchaser fails to notify Seller and Escrow Holder of its decision on or before the Out Date, Purchaser shall be deemed to have notified Seller and Escrow Holder on the Out Date that Purchaser is terminating this Agreement. Upon any such termination, the Deposit shall be refunded to Purchaser. In addition, Purchaser shall, at Seller's request, at no cost to Seller, without representation or warranty, deliver to Seller true and correct copies of all third party reports obtained by Purchaser with respect to the Property, and, subject to Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and
11.12 hereof, neither party shall have any further rights or obligations hereunder. In the event this Agreement is not so terminated, the Deposit shall become non-refundable (subject to the other terms and conditions of this Agreement) and Seller and Purchaser shall proceed to Closing in accordance with the terms and conditions hereof and the Inspection Period termination rights shall be deemed waived by Purchaser. Purchaser shall not undertake any soil borings, ground water testing or other "Phase 2" investigative procedures without first having obtained the prior written consent of Seller. Seller has consented to inspection and testing of the Improvements for asbestos. In connection with Purchaser's inspection of the Property, Purchaser agrees that:

        (a) All inspection fees, engineering fees, or other expenses of any kind incurred by Purchaser relating to the inspection of the Property will be at Purchaser's sole cost and expense;

        (b) Purchaser will give Seller reasonable advance notice of the dates of all inspections and will schedule all tests and inspections during normal business hours whenever feasible unless otherwise requested by Seller;

        (c) Seller will have the right to have one or more representatives of Seller accompany Purchaser and Purchaser's representatives, agents or designees while they are on the Property;

        (d) Any entry by Purchaser, its representatives, agents or designees will not unreasonably interfere with Seller's use of the Property or with the operations of any tenant;

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        (e)     Purchaser will restore any damage caused to the Property by
                Purchaser's entry on the Property for inspection purposes at Purchaser's sole cost and expense if this transaction does not close; and

        (f) In making any inspection hereunder, Purchaser will treat and will cause any representative of Purchaser to treat all information obtained by Purchaser pursuant to the terms of this Agreement as strictly confidential in accordance with Section
                11.12 below.

Purchaser shall have the right to further inspect the Property as provided in
Section 3.6(b) hereafter (during normal business hours and upon notice to Seller), including for the purpose of confirming that the Property is in the same condition at Closing as existing at the end of the Inspection Period, reasonable wear and tear excepted; provided, however, that such continuing right of inspection shall in no way be deemed to extend or resurrect the Inspection Period or constitute a condition to Closing, subject however, to the other terms and conditions of this Agreement. For purposes of this Agreement, the term "Business Day" shall mean a day other than any Saturday, Sunday, or day upon which national banks in the City of Dallas, Texas, are not open for general banking business.

        The covenants of Purchaser contained in this Section 3.5(a) and (e) shall survive the Closing Date or any earlier termination of this Agreement.

        3.6     Furnishing of Information.

        (a) In furtherance of Purchaser's rights set forth above, Seller has furnished, or within five (5) days after the Effective Date will furnish, to Purchaser:

                (i) a current rent roll (the "Rent Roll") with respect to the Property attached as Exhibit L, together with copies of all Leases and amendments and/or modifications currently in effect, together with a list pertaining to the status of rental payments by tenants under the Leases and any delinquencies in connection therewith;

                (ii) a copy of any Phase I Environmental Assessment of the Property and any other environmental study or report of the Property prepared for Seller, to the extent same are in Seller's possession;

                (iii) copies of any service, maintenance and other such contracts relating to the day-to-day operation or maintenance of the Property listed on Schedule 3, together with any engineering reports relative to the Property prepared by third-parties, to the extent such engineering reports are in Seller's possession;

                (iv) copies of financial statements for the Property for the last two (2) years and year to date 2004 in the form prepared by or for Seller in the ordinary course of business with respect to the Property; and

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                (v)     copies of the current tax bill for the Property and
                        current property tax assessment information in Seller's possession.

        (b) Subject to Section 3.6(c) below, Seller will allow Purchaser and Purchaser's agents reasonable access to the Property during regular business hours to inspect the Property during the Inspection Period and thereafter until the earlier of any termination of this Agreement and the Closing Date, subject to the terms of the Leases. Purchaser hereby indemnifies, defends and holds Seller and the Property harmless from any and all costs, loss, damages or expenses, of any kind or nature (including, without limitation, mechanics' liens and reasonable attorneys' fees and expenses) arising out of or resulting from such inspection, investigation, entry and/or other activities upon the Property by Purchaser, its employees, agents, contractors, subcontractors, and/or assigns. Notwithstanding anything to the contrary herein, the indemnity set forth in this
                Section 3.6(b) shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

        (c) During any period of entry upon the Property prior to Closing, Purchaser shall maintain, with insurance companies acceptable to Seller, the following insurance: Worker's Compensation Insurance as required by law and Employer's Liability Insurance; Comprehensive General Liability or Commercial General Liability insurance, with limits of not less than One Million Dollars ($1,000,000) combined single limit and not less than Two Million Dollars ($2,000,000) on a general aggregate basis, for bodily injury, death and property damage and Excess (umbrella) Liability insurance with limits not less than Five Million Dollars ($5,000,000). Each policy of insurance shall name Seller and Verizon as additional insureds. Further, each policy of insurance shall state that such policy is primary and noncontributing with any insurance carried by Seller or Verizon. Such policy shall contain a provision that the naming of the additional insured shall not negate any right the additional insured would have as a claimant under the policy if not so named and shall contain severability of interest and cross-liability clauses. A certificate, together with any endorsements to the policy required to evidence the coverage which is to be obtained hereunder, shall be delivered to Seller prior to the entry onto the Property by Purchaser or its agents. The certificate shall expressly provide that no less than ten
                (10) days prior written notice shall be given Seller in the event of any material alteration to or cancellation of the coverages evidenced by said certificate. A renewal certificate for each of the policies required by this Section 3.6(c) shall be delivered to Seller not less than ten (10) days prior to the expiration date of the term of such policy. Any policies required by the provisions of this Section may be made a part of a blanket policy of insurance with a "per project, per location endorsement" so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage, impair the

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                rights of the other party to this Agreement or negate the
                requirements of this Agreement.

        (d) In addition to the information to be furnished to Purchaser under Section 3.6(a) above, Seller shall make available for Purchaser's inspection, and shall continue to make available during the Inspection Period and thereafter until the earlier of any termination of this Agreement and the Closing Date: (i) the Leases and lease files; (ii) copies of financial statements for the Property for the last two (2) years and copies of such historical information in Seller's possession or the possession of Seller's agents regarding operating expenses of the Property as Purchaser shall reasonably request; (iii) the documents listed in Section 3.6(a) above; (iv) guaranties, warranties, licenses, governmental permits (including Certificates of Occupancy) and relevant, pertinent reports and agreements in the possession of Seller or its agents pertaining to the Property, if any (i.e., engineering reports, environmental reports, development records and as-built plans and specifications) and Service Contracts relating to the Property; and (v) such other documents, materials and information concerning the Property as Seller may have in its possession or under its control, excluding only (a) materials that Seller shall have obtained or developed in connection with the potential sale of the Property, and (b) materials that are subject to attorney-client privilege (collectively, the "Due Diligence Documents"), on site at the Property or at the business office of Seller or its agents or otherwise. Seller shall reasonably cooperate with Purchaser to obtain any consents required in connection with an assignment of any of the Due Diligence Documents. All of the Due Diligence Documents are confidential and shall not be distributed or disclosed by Purchaser to any person or entity not associated with Purchaser in accordance with Section 11.12 hereof. Seller agrees to deliver to Purchaser a copy of any written notices which Seller receives prior to Closing from any governmental authority pertaining to any violation of law or ordinance regulating the use of the Property which are received by Seller prior to the Closing Date and of any notice which Seller receives prior to Closing from any tenant regarding any default under any Lease. If the transaction fails to close for any reason whatsoever, Purchaser shall return to Seller all copies of the Due Diligence Documents which Seller or its agents may have delivered to Purchaser in accordance with this Section 3.6. THE FURNISHING OF ANY MATERIALS, DOCUMENTS, REPORTS, OR AGREEMENTS DESCRIBED ABOVE SHALL NOT BE INTERPRETED IN ANY MANNER AS A REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND BY SELLER, ANY PARTNER OF SELLER OR AGENT OF SELLER, OR ANY OFFICER, DIRECTOR, OR EMPLOYEE OF SELLER, OR ITS AGENTS, OR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING.

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4.      CLOSING

        4.1     Closing.

        The purchase and sale of the Property ("Closing") shall occur within the period expiring ten (10) days after the termination of the Inspection Period except that if such day shall not be a Business Day, the Closing shall occur on the next Business Day thereafter (the "Closing Date"); provided, however, that each of Seller and Purchaser shall be entitled to one (1) extension of the Closing Date for a period not to exceed one (1) day upon prior written notice thereof to the other party. Seller and Purchaser agree that this transaction shall close in escrow through Chicago Title Company, which shall serve as escrow holder hereunder ("Escrow Holder"). In this regard, Seller and Purchaser shall execute Escrow Holder's standard form general provisions and such other instructions consistent herewith as Escrow Holder may require and are reasonably acceptable to Seller and Purchaser. Purchaser and Seller shall endeavor to conduct a "pre-closing" on the Business Day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 4.3 below.

        4.2     Transactions at Closing.

        One (1) Business Day prior to the Closing Date:

        (a) Seller shall deliver or cause to be delivered to Escrow Holder the following documents (collectively, the "Conveyance Documents") duly executed and acknowledged where appropriate:

                (i) A limited warranty deed (the "Deed") conveying the Real Property and the Improvements, subject to the Permitted Exceptions, in the form attached hereto as Exhibit F;

                (ii) Bill of Sale in the form set forth on Exhibit B attached hereto, conveying the Personal Property to Purchaser;

                (iii) Two counterparts of the Assignment and Assumption Agreement (the "Assignment") in the form set forth on Exhibit C attached hereto, conveying all interest of Seller as landlord in and to the Leases pertaining to the Real Property and Improvements as more specifically set forth on Schedule B to the Assignment and Assumption Agreement; and in and to any equipment leases, commission agreements and service contracts, as set forth on Schedules C, D and E, respectively, to the Assignment and Assumption Agreement;

                (iv) Certificate of non-foreign status in the form set forth on Exhibit D attached hereto, to confirm that Purchaser is not required to

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                        withhold part of the Purchase Price pursuant to Section
                        1445 of the Internal Revenue Code of 1986, as amended;

                (v) Original executed copies of all Leases; provided, however, that the original Leases shall be held at the Property for delivery to the Purchaser incident to the Closing;

                (vi) Information required by the Title Company to comply with the real estate reporting requirements set forth in
                        Section 6045(e) of the Internal Revenue Code of 1986, as amended;

                (vii) Certificate confirming that the representations and warranties of Seller under this Agreement remain true and correct in the form attached hereto as Exhibit J;

                (viii) Evidence as to the authority of the person or persons executing documents on behalf of the Seller reasonably acceptable to Purchaser and the Title Company;

                (ix) The Service Contracts which survive Closing, as provided in Section 9.5 below, together with such leasing and property files and records pertaining to day-to-day operation, leasing and maintenance of the Property, to the extent such files and records are in the possession of Seller; provided, however, that such documentation shall be held at the Property for delivery to the Purchaser incident to the Closing, and provided, further, that proprietary information of Seller not relevant to the ownership or operation of the Property shall not be included. Until the earlier to occur of (i) the sale of the Property by Purchaser, or (ii) the expiration of a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

                (x) Affidavits as may be customarily and reasonably required by the Title Company, in form reasonably acceptable to Seller;

                (xi)    Closing Statement acceptable to Seller;

                (xii) An updated Rent Roll in the same form as set forth as Exhibit L, certified by Seller as correct and complete as of the date of delivery thereof;

                (xiii) The Verizon Waiver Notice (defined below), subject, however, to Section 5.1 below; and

Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

        (b)     Purchaser shall deliver to Escrow Holder the following:

                (i) The Purchase Price as adjusted in Section 2.3 above, and as further adjusted to reflect the Purchaser's share of closing costs, and any fees as more particularly set forth in Section 4.3 below;

                (ii) Two counterparts of a duly executed and acknowledged Assignment (as described in Section 4.2(a)(iii) above);

                (iii) Information required by the Title Company to comply with the real estate reporting requirements set forth in
                        Section 6045(i) of the Internal Revenue Code of 1986, as amended;

                (iv) Evidence of the authority of the person or persons executing documents on behalf of Purchaser reasonably acceptable to Seller and the Title Company;

                (v) Certificate confirming that the representations and warranties of Purchaser under this Agreement remain true and correct in the form attached hereto as Exhibit K;

                (vi)    Closing Statement acceptable to Purchaser;

                (vii) Affidavits as may be customarily and reasonably required by the Title Company, in form reasonably acceptable to Purchaser; and

                (viii) Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

        (c) Seller and Purchaser shall execute a tenant notification letter to all tenants under the Leases (the "Tenant Notification Letter") in the form attached hereto as Exhibit G, and Purchaser shall, within forty-eight (48) hours following the Closing, cause the Tenant Notification Letter to be delivered to such tenants.

        4.3     Title Transfer and Payment of Purchase Price.

        (a)     Purchaser agrees to deliver the cash payment specified in
                Section 4.2(b)(i) above by wiring the same to the Escrow Holder so that the wire may be confirmed in time to allow Closing to occur on the Closing Date and directing the Escrow Holder to deposit or wire the same into Seller's designated account(s) upon the recording and delivery, as applicable, by the Title Company of the documents to be executed and delivered by Seller under Sections 4.2(a) above or upon issuance by the Title Company of, or unconditional agreement by the Title Company to issue, the Title Policy.

        (b) Upon receipt of all items specified in Section 4.2 and following the satisfaction or waiver of all conditions precedent to Closing and upon Title Company issuing or committing to issue the Title Policy, Escrow Holder shall take the following actions:

                (i) Prorate any and all amounts to be prorated pursuant to Sections 5.1 and 5.2 below;

                (ii) Date and cause to be recorded the Deed as of Closing and designate that the Deed be returned directly to Purchaser after recordation;

                (iii)   Issue the Title Policy to Purchaser;

                (iv) Deliver the Deposit and the balance of the Purchase Price to Seller, plus or minus appropriate adjustments and retaining, if required under Section 5.1(e), the Holdback (defined below);

                (v) Credit Purchaser with the total of any and all tenant security deposits called for in the Leases and any and all prorated rents and other items;

                (vi) Deliver properly executed copies of the Closing Statement to Seller and to Purchaser, which Closing Statement shall have been approved by Seller and Purchaser prior to Closing;

                (vii) Deliver to Seller a copy of the Deed as recorded and executed originals of all documents delivered by Purchaser to Escrow Holder pursuant to Section 4.2(b) above;

                (viii) Deliver to Purchaser executed originals of all documents delivered by Seller to Escrow Holder pursuant to Section 4.2(a) above, other than that set forth in Section 4.2(a)(i) above; and

                (ix)    Pay any broker's commissions as provided herein.

        4.4     Reporting Requirements.

The Escrow Holder shall comply with all applicable federal, state and local reporting requirements relating to the closing of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the

Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). Escrow Holder shall hold Purchaser, Seller and their respective counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorneys' fees and other litigation expenses, arising or resulting from the failure of Escrow Holder to comply with such reporting requirements.

5.      PRORATIONS; CLOSING ITEMS

        5.1     Prorations; Closing Costs; Holdback.

        (a) The amount due on any gas, electric, water, sewer, or other utility bill, or service contract relating to the Property shall be prorated between Seller and Purchaser as of the Closing Date, to the extent such utilities or service contracts are the obligation of the Seller and not a direct or indirect obligation of a tenant under any of the Leases. Any utility deposits made by Seller shall be and remain the property of Seller.

        (b) All collected rents and other payments from each tenant under the Leases, including, but not limited to, base rent, additional rent, percentage rent (if any), and expense reimbursements, shall be prorated between Seller and Purchaser as of the Closing Date. The balance remaining from any security deposits or prepaid rent under the Leases held by Seller shall be credited to Purchaser (including the balance of estimated tax, insurance and common area maintenance payments made to Seller by tenants under the Leases net of any payments by Seller thereon). Purchaser agrees to indemnify and hold harmless Seller from and against any loss, cost or expense (including, but not limited to, attorneys' fees and expenses) resulting from any claim for such deposits or prepaid rent actually paid or credited to Purchaser. If any rent or other payments under the Leases are in arrears as of the Closing Date ("Delinquent Rents"), the amount of any such Delinquent Rents which are collected by Purchaser shall be promptly paid by Purchaser to Seller after Closing. Purchaser shall be entitled to deduct from any such payment (i) Purchaser's reasonable costs of collection incurred with respect to such Delinquent Rents (including attorneys' fees), (ii) rents due for the month in which such payment is received by Purchaser, and (iii) rents from such tenant attributable to any period after the Closing that are past due on the date of receipt. Purchaser agrees to use commercially reasonable efforts to collect Delinquent Rents after the Closing provided Purchaser shall not be required to bring any action or proceeding against any tenant on account of Delinquent Rents. Purchaser's obligations hereunder with respect to the collection and payment of Delinquent Rents shall survive the Closing. Seller may make reasonable efforts to collect Delinquent Rents from and after the Closing Date; provided, however, that Seller shall not be entitled to pursue any action for eviction of any tenant from the Property. The provisions of this Section shall survive Closing and shall not be merged therein.

        (c) All real estate taxes payable in respect of the Property for the calendar year 2004 shall be prorated as of the Closing; provided, Seller shall be entitled to recover any reimbursements from the tenants on account of such taxes for the period prior to Closing, and Purchaser shall immediately remit to Seller any such reimbursements received by Purchaser upon receipt thereof. Any real estate taxes due and payable for any periods subsequent to the calendar year 2004 shall be the obligation of Purchaser and any real estate taxes due and payable for any periods prior to calendar year 2004 shall be the obligation of Seller, provided Purchaser shall cooperate with Seller to obtain any reimbursement from any tenant in respect of any such taxes. Seller and Purchaser agree to mutually cooperate with each other in connection with ongoing tax reduction proceedings relating to prior tax years, if any, and any ongoing or future proceedings relating to the year in which the Closing occurs, if any, and any refund resulting therefrom (to the extent not refundable to tenants under the Leases) shall be prorated between Seller and Purchaser based on the Closing Date, after deducting therefrom the reasonable out-of-pocket expenses incurred by the parties. The provisions of the immediately preceding two sentences shall survive Closing and shall not be merged therein.

        (d) Purchaser shall pay for the cost of recording the Deed and the premium for any endorsements (other than Seller Endorsements) and special or extended coverages of any nature in connection with the Title Policy, one-half (1/2) of any escrow and closing fees charged by Escrow Holder, any taxes payable on the transfer of the Personal Property, and any lender's title insurance coverage on account of any other loan obtained by Purchaser. Purchaser shall pay for all costs relating to any financing obtained by Purchaser in connection with its purchase of the Property, including any and all costs incurred by Purchaser in performing any tests and investigations. Seller shall pay for the cost of the base premium for the Title Policy and the cost of any Seller Endorsements (but not the cost of any endorsements or special or extended coverages other than the Seller Endorsements), one-half (1/2) of any escrow and closing fees charged by Escrow Holder, the cost of the Survey, any prepayment or reconveyance fee in connection with any payoff or release of any existing deed of trust or mortgage, and the recording fees with respect to documents which Seller elects to place of record in order to cure title objections raised by Purchaser to the extent Seller elects to cure the same, as fully described in
                Section 3.2. Each party shall pay its own attorneys' fees.

        (e) Both Seller and Seller's broker have indicated to Purchaser that they believe Verizon Directories Corp., a Delaware corporation ("Verizon"), the existing and sole tenant of the Property, will not elect to terminate the

                Verizon Lease (defined below) earlier than the stated term thereof, pursuant to its right to do so as set forth in Section 5d of the Verizon Lease. Purchaser would not purchase the Property at any price if Purchaser believed there was a high probability that Verizon would exercise its early termination right under the Verizon Lease. To give Purchaser an incentive to purchase the Property, Seller has agreed to put in escrow $2.5 million dollars to be held in favor of the Purchaser to help lessen the negative economic impact on the Purchaser if Verizon does exercise its early termination option. Unless Verizon has waived in writing ("Verizon Waiver Notice") its early termination rights under Section 5(d) of that certain Lease (as amended, the "Verizon Lease") dated as of April 20, 1994, between Seller, as landlord, and GTE Directories Corporation (Verizon's predecessor), as tenant, and Seller has delivered the Verizon Waiver Notice as provided for in Section 4.2(a)(xiii) of this Agreement, at Closing, Escrow Holder shall withhold from the proceeds otherwise payable to Seller the sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (together with any interest accrued thereon, the "Holdback"). The Holdback shall be held by Escrow Holder in an interest bearing account or instrument as reasonably approved by Seller and Purchaser ("Holdback Escrow").

                The Holdback shall be delivered to Purchaser if Purchaser delivers, on or before April 30, 2005, written notice to Escrow Holder, with a copy to Seller (such deliveries to be in accordance with the provisions of Section 10 of this Agreement), that Verizon has exercised its early termination rights, together with a copy of Verizon's notice of termination ("Verizon Termination Notice"), and Seller agrees that if Verizon gives Purchaser such Verizon Termination Notice, the validity of such Verizon Termination Notice shall be judged under the terms of the Verizon Lease at the sole determination of Purchaser, and Seller further agrees that under no circumstances shall Seller contest or prevent that release. The Holdback shall be delivered to Seller if Purchaser does not deliver, on or before April 30, 2005, a Verizon Termination Notice to Escrow Holder, with a copy to Seller (delivered in accordance with the provisions of Section 10 of this Agreement).

                If the Holdback has been delivered to Purchaser pursuant to the foregoing paragraph, then, not earlier than January 1, 2006, nor later than January 15, 2006, Purchaser shall deliver to Seller (such delivery to be in accordance with the provisions of Section 10 of this Agreement) a certificate stating (i) whether
                (a) Verizon vacated (or was in the process of vacating) the Property pursuant to the Verizon Termination Notice before January 15, 2006, and (b) Verizon ceased paying rent under the Verizon Lease as of January 15, 2006, and (ii) if Verizon did not vacate or was in the process of vacating the Property prior to January 15, 2006, the circumstances and/or the terms and conditions of Verizon's continued occupancy of the Property. If Verizon does not vacate the Property on or before January 31, 2006, and is continuing in occupancy for any period thereafter, then Purchaser shall repay to Seller a pro rata portion of the Holdback calculated as follows: the total new base rent paid by Verizon (and/or the base rent recovered on account of Verizon's failure to pay base rent under the current Verizon Lease, less costs) for the period of January 1, 2006 up to December 31, 2007 divided by the total base rent to be paid under the current Verizon lease times the Holdback. In addition, if Purchaser sells, assigns or otherwise transfers the Property prior to January 15, 2006, or if Purchaser sells, assigns or otherwise transfers the Property after January 15, 2006, but prior to such payment (if applicable), Purchaser shall place in escrow with Escrow Holder (or such other escrow agent as may be acceptable to the parties), pursuant to an escrow agreement between and among, and acceptable to, Seller, Purchaser and the escrow agent, the sum of Two Million Five Hundred Dollars ($2,500,000), and any reimbursement due to Seller under this
                Section 5.1(e) shall be paid from such escrow, with the balance thereof returned to Purchaser.

        5.2     Calculation of Prorations.

        For purposes of calculating prorations, Seller shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, through the day prior to the Closing Date and Purchaser shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, from and after 12:01 a.m. on the Closing Date. All prorations shall be made on the basis of the actual number of days of the year and month which have elapsed as of the Closing Date. All prorations which cannot be ascertained as of the Closing shall be prorated on the basis of the parties' reasonable estimate of such amount. Except as otherwise stated above, if necessary, the amount of prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available but in any event no later than ninety
(90) days after the Closing Date; provided, however, the ninety (90) day period shall be extended for a reasonable time for any real property tax reduction or abatement proceeds, which are to be prorated between Purchaser and Seller pursuant to Section 5.1(c), and for any period of time which may be required for reconciliation of tax, insurance, and common area maintenance expenses for the calendar year in which the Closing Date occurs. Purchaser and Seller each agree to reasonably cooperate with the other with respect to such final proration. This provision shall survive Closing and shall not be merged therein.

6.      REPRESENTATIONS AND WARRANTIES

        6.1     Seller's Representations and Warranties.

        Seller hereby represents and warrants to Purchaser as follows:

        (a) Seller's Entity. Seller is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of

                Delaware. Seller has qualified as a foreign limited partnership in the state in which the Property is located, and the execution and performance of this Agreement will not violate any term of its limited partnership certificate or agreement, or any judicial decree, statute or regulation by which it may be bound or affected.

        (b) Seller's Authority. Seller has full power and authority to enter into this Agreement and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments, or otherwise to authorize the execution, delivery and performance of this Agreement and all the deeds, agreements, certificates, and other documents contemplated herein, and this Agreement has been duly executed by and is a valid and binding agreement of Seller, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by the laws of bankruptcy, insolvency, or other laws affecting creditors' rights generally.

        (c) No Conflict or Lien. To the best of Seller's knowledge, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach of any contract, license or undertaking to which Seller is a party or by which any of its property is bound, or constitute a default thereunder or, except as contemplated herein, result in the creation of any lien or encumbrance upon the Property.

        (d) No Proceedings. No legal or administrative proceeding is (i) pending or to the best of Seller's knowledge threatened against the Property or (ii) pending or to the best of Seller's knowledge threatened against Seller which would materially adversely affect the Property or Seller's right to convey the Property to Purchaser as contemplated in this Agreement. Seller shall have the right to, and shall promptly, update the representation set forth herein to reflect any proceeding that first becomes pending after the Effective Date, or of which Seller first acquires knowledge after the Effective Date.

        (e) Leases. Seller has delivered to Purchaser a correct and complete copy of each of the Leases and any amendments thereto. The information regarding the Leases contained on the Rent Roll attached as Exhibit L, which identifies all tenants of the Property as of the Effective Date, is correct and complete as of the date of this Agreement. To the knowledge of Seller, each of the Leases is in full force and effect, no notice has been given of any cancellation or surrender thereof, and neither Seller nor the tenant is in default thereunder.

        (f) Violations. Seller has no knowledge of and has not received written notice from any governmental body, authority or agency of any violation of federal, state or local laws, ordinances, codes, rules or regulations affecting the Property, including any notice with respect to any Hazardous Materials (as hereinafter defined) or of any violation of any insurance requirements relative to the Property, any matters identified in which have not been corrected. Seller shall have the right to, and shall promptly, update the representation set forth herein to reflect any notice of which Seller first acquires knowledge after the Effective Date.

        (g) Condemnation. Seller has no knowledge of and has received no written notice of any pending or threatened condemnation proceedings relating to the Property. Seller shall have the right to, and shall promptly, update the representation set forth herein to reflect any proceeding that first becomes pending after the Effective Date, or of which Seller first acquires knowledge after the Effective Date.

        (h) Commissions. No leasing commissions are due and payable with respect to the existing terms of the Leases except as set forth on the Rent Roll described in Section 3.6(a)(i) hereof; provided, however, that nothing contained in this Section 6.1(h) shall be construed in any way to modify the obligations with respect to leasing commissions and tenant improvements described in Sections 9.2 and 9.3 hereof.

        (i) Service Contracts. All material Service Contracts affecting the Property are accurately set forth on Exhibit H hereto. To the best of its knowledge, Seller is not in default under any of the Service Contracts.

        Except with respect to the warranties set forth in Section 6.1 hereof, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property, including without limitation any representations relating to Hazardous Materials (as defined in Section 6.3(c) below).

        All representations and warranties of Seller contained herein are intended to and shall remain true and correct as of the Closing and shall survive the delivery of the Deed for a period of six (6) months after Closing and shall thereafter expire unless a claim thereunder has been commenced in compliance with the next sentence and diligently pursued thereafter. Any claims by Purchaser with respect to such representations or warranties shall be commenced by written notice to Seller within said six (6) month period and shall be diligently pursued thereafter or shall be deemed waived by Purchaser. Notwithstanding the foregoing, Purchaser shall have no claim against Seller with respect to the representations and warranties set forth in this Section 6.1 if Purchaser had actual knowledge that a representation or warranty was untrue or inaccurate or incorrect as of the time of Closing and Purchaser nevertheless chose to proceed with Closing hereunder.

        Whenever in this Agreement a representation of Seller is based on the "Seller's knowledge" or words of similar import, such reference shall be deemed to be to the actual knowledge of Robert F. Gossett, Jr., without investigation or inquiry of any kind. There shall be no personal liability to said individual arising out of said representations or warranties. No knowledge of parties affiliated with, employed by, or related by agency to Seller shall be imputed to Seller or to the above-named person.

        Notwithstanding anything to the contrary contained in this Agreement, the aggregate amount which may be collected by Purchaser pursuant to the representations and warranties of Seller set forth herein shall not exceed $200,000.

        6.2     Purchaser's Representations and Warranties.

        Purchaser represents, warrants, and covenants to Seller that:

        (a) Authority to Execute; Organization. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by equitable principles or by the laws of bankruptcy, insolvency, or other laws affecting creditors' rights generally. Purchaser is a corporation validly organized and in good standing under the laws of the state of its organization, and the execution of this Agreement, delivery of money and all required documents, Purchaser's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of the Purchaser and Purchaser's directors, shareholders, partners, members or trustees.

        (b) Recording. Purchaser shall not record this Agreement or a memorandum hereof at any time.

        (c) Litigation. There is no litigation pending or, to Purchaser's knowledge, threatened, against Purchaser or any basis therefore before any court, regulatory authority or administrative agency that would likely result in any material adverse change in the business or financial condition of the Purchaser.

        (d) Financial Condition. Purchaser has adequate financial resources to make timely payment of all sums due from Purchaser hereunder and to perform all of its obligations hereunder.

        (e) Purchaser Experience. Purchaser (or Purchaser's general partner or the shareholders thereof) is experienced in contracting for and investigating the suitability of real property similar to the Property for the acquisition thereof for investment purposes and is represented or has had an opportunity to be represented by counsel in connection with this transaction. Purchaser has the responsibility under this Agreement to inspect the Property and the real estate market in sufficient detail to fully satisfy itself with respect to the environmental conditions and the market conditions affecting the Property including, without limitation, property values, interest rates, and similar market factors. Purchaser has reached its conclusions based upon its own analysis and without relying upon representations by Seller, its employees, agents or consultants.

        Terrorist Organizations. Purchaser is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and it is not engaged in this transaction directly or (to Purchaser's knowledge) indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

        6.3     Purchaser Accepts Property "As Is".

        (a) Purchaser Acknowledgment. As of the expiration of the Inspection Period, Purchaser acknowledges for Purchaser and Purchaser's successors, heirs and assignees, (i) that Purchaser has been given full opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, either independently or through agents and experts of Purchaser's choosing, (ii) that Purchaser is acquiring the Property based solely upon Purchaser's own investigation and inspection thereof and Seller's representations and warranties set forth in Section 6.1(a) through (i) hereof inclusive, and
                (iii) that the provisions of this Section 6.3(a) shall survive Closing and shall not be merged therein. SELLER AND PURCHASER AGREE THAT UPON CLOSING THE PROPERTY SHALL BE SOLD AND THAT PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 6.1(a) THROUGH (i) HEREOF INCLUSIVE, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, SELLER'S AGENTS OR BROKERS, AS TO ANY MATTER CONCERNING THE PROPERTY (EXCEPT FOR THE WARRANTIES SPECIFICALLY SET FORTH IN SECTION 6.1(a) THROUGH (i) HEREOF INCLUSIVE), INCLUDING WITHOUT LIMITATION: (l) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS

                THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOIL AND GEOLOGY INCLUDING HAZARDOUS MATERIALS (AS HEREINAFTER DEFINED), LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER;
                (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES, INCLUDING, WITHOUT LIMITATION THE REQUIREMENTS OF THE AMERICANS WITH DISABILITIES ACT, 42 USCA Section 12101 et. seq. SUBJECT ONLY TO THE WARRANTIES EXPRESSLY SET FORTH IN SECTIONS 6.1(a) THROUGH (i) HEREOF, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY SELLER, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES OR ANY PERSON WHOMSOEVER. ANY REPORTS, REPAIRS OR WORK REQUIRED BY PURCHASER ARE TO BE THE SOLE RESPONSIBILITY OF PURCHASER AND PURCHASER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIR TO THE PROPERTY AND PURCHASER ACKNOWLEDGES THAT, IN THE EVENT THAT PURCHASER ELECTS TO PROCEED TO CLOSING PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD AS PROVIDED IN THIS AGREEMENT, PURCHASER WILL HAVE COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION.

        (b) No Claim for Hazardous Materials. Upon Closing, Purchaser, for Purchaser and Purchaser's successors in interest, releases Seller from, and waives all claims and liability which Purchaser may have against Seller for, any structural, physical and environmental condition of the Property, including without limitation the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act (the "TSCA"), as such acts may be amended from time to time, or any other federal or state statutory or regulatory cause of action arising from or related to Hazardous Materials at, in or under the Property (collectively, the "Hazardous Waste Laws"). The waiver and release of Purchaser set forth in this Section 6.3(b) shall survive the Closing Date and shall be enforceable at any time after the Closing Date.

        (c) "Hazardous Materials" Defined. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Hazardous Waste Laws.

        (d) No Representations as to Hazardous Materials. Purchaser acknowledges that Seller has made no representations or warranties whatsoever to Purchaser regarding the presence or absence of any Hazardous Materials in, at, or under the Property; provided, however, that Seller and Purchaser acknowledge that Seller has made certain representations as to no proceedings, notices received, knowledge or otherwise as more specifically set forth in Sections 6.1 (d), (f) and (g) hereof. Purchaser has made such studies and investigations, conducted such tests and surveys, and engaged such specialists as Purchaser has deemed appropriate to evaluate fairly the Property and its risks from an environmental and Hazardous Materials standpoint.

7.      CONDITIONS TO CLOSING

        7.1     Seller's Conditions.

        The obligation of Seller to sell and convey the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent (the satisfaction of which may be waived only in writing by Seller):

        (a) Delivery and execution by Purchaser to Escrow Holder of all monies, items, and other instruments required to be delivered by Purchaser to Escrow Holder;

        (b) Purchaser's covenants, warranties, and representations set forth herein shall be true and correct as of the Closing Date;

        (c) All of the actions by Purchaser contemplated by this Agreement shall have been completed; and

        (d) There shall be no uncured default by Purchaser of any of its obligations under this Agreement.

        7.2     Purchaser's Conditions.

        The obligation of Purchaser to acquire the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent:

        (a)     Delivery of Purchaser's notice to proceed, as provided in
                Section 3.5;

        (b) Delivery and execution by Seller to Escrow Holder of all monies, items and other instruments to be delivered by Seller to Escrow Holder, provided, however, that the original Leases and Service Contracts which survive Closing, and the leasing and property files and records pertaining to day-to-day operation, leasing and maintenance of the Property, to the extent same are in the possession of Seller, shall be held at the Property for delivery to the Purchaser incident to Closing;

        (c) Seller's covenants, warranties and representations set forth herein shall be true and correct as of the Closing Date;

        (d) All of the actions by Seller contemplated by this Agreement shall have been completed;

        (e) There shall be no uncured default by Seller of any of its obligations under this Agreement;

        (f) Purchaser shall have received, on or before five (5) days before the Closing Date, the Tenant Estoppel Certificate, as set forth in Section 15;

        (g) Purchaser shall have received, on or before five (5) days before the Closing Date, the Declaration Estoppel, as set forth in
                Section 16; and

        (h) Title Company shall be irrevocably committed to issue the Title Policy subject to the Permitted Exceptions.

        7.3     Failure of Condition.

        (a)     In the event of a failure of any condition contained in Section
                7.1 or 7.2 above which is not the result of a default by either party, the party for whose benefit the condition existed may either waive the condition and proceed to Closing or may terminate this Agreement in which event the Deposit and all documents and funds deposited by Purchaser shall be immediately returned to Purchaser, all documents deposited by Seller shall be immediately returned to Seller, and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12);

        (b)     In the event of a failure of any condition contained in Section
                7.2 above due to a default by Seller, then Purchaser may in its sole discretion:

                (i) terminate this Agreement in which event the Deposit and all documents and funds deposited by Purchaser shall be immediately returned to Purchaser, all documents deposited by Seller shall be immediately returned to Seller, and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12);

                (ii) pursue specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement; or

                (iii)   waive such default and close the transaction.

        (c)     In the event of a failure of any condition contained in Section
                7.1 above due to a default by Purchaser, Seller may in its sole discretion:

                (i) terminate this Agreement and Seller shall retain as liquidated damages the Deposit, as described in Article 12, in which event all documents deposited by Purchaser shall be immediately returned to Purchaser, and all documents deposited by Seller shall be immediately returned to Seller, copies of all third party reports obtained by Purchaser shall be delivered to Seller in accordance with Section 3.5, and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1,
                        11.2 and 11.12); or

                (ii)    Seller may waive such default and close the transaction.

        (d) Seller waives any rights it may have to specific performance in the event of a default by Purchaser with the exclusive remedy of Seller being the right to liquidated damages more fully described in Section 12 hereof. Purchaser waives any right to any claim of any nature for damages or otherwise in the event of a default by Seller and Purchaser acknowledges that its exclusive remedies in the event of a default by Seller shall be to either terminate this Agreement in accordance with Section 7.3(b)(i) above, to seek specific performance in accordance with
                Section 7.3(b)(ii) above, or waive such default and close the transaction in accordance with Section 7.3(b)(iii) above.

8.      DAMAGE OR DESTRUCTION OF THE PROPERTY; CONDEMNATION

        8.1     Damage or Destruction of the Property.

        (a) If, between the Effective Date and the Closing Date, the Property is Materially Damaged or Destroyed (as hereinafter defined), Purchaser may elect in writing, within ten (10) business days after receipt of notice by Purchaser from Seller of such damage or destruction (the "Casualty Notice

                Date"), accompanied by information regarding the amount and payment of insurance, to terminate this Agreement or to purchase all of the Property without regard to such damage or destruction. If Purchaser fails to notify Seller of Purchaser's election, Purchaser will be deemed to have elected not to proceed with the purchase of all of the Property. In the event that Purchaser purchases the Property, Seller shall have no obligation to repair any such damage or destruction, nor shall the Purchase Price be adjusted except as provided in 8.1(b) below. "Materially Damaged or Destroyed" shall mean damage or destruction the repair or replacement of which either would not be permitted due to the then effective requirements of any applicable law, ordinance, rule or regulation of any governmental or quasi-governmental agency having jurisdiction, or, as determined by a licensed general contractor having at least five (5) years experience in the construction of commercial office buildings, selected by Seller and reasonably approved by Purchaser, would exceed Three Hundred Fifty Thousand Dollars ($350,000) as to any casualty of a type against which insurance is maintained (a "Major Insured Casualty") or would exceed Two Hundred Thousand Dollars ($200,000) as to any casualty against which insurance is not maintained (a "Major Uninsured Casualty"). As used herein, repair or replacement means such repair or replacement to the Improvements as may be required to restore the Improvements to a condition having substantially the same design, specifications and equipment of the Improvements immediately prior to the casualty. If, between the Effective Date and the Closing Date, the Property sustains nonmaterial damage, the parties shall proceed to Closing. If between the Effective Date and the Closing Date, the Property is Materially Damaged or Destroyed due to a Major Uninsured Casualty, Seller may elect in writing, within five (5) days after the Casualty Notice Date, to terminate this Agreement. If Seller fails to notify Purchaser of Seller's election, Seller will be deemed to have elected not to proceed with the sale of all of the Property.

        (b) If Purchaser elects or is required to purchase the Property despite such damage or destruction, Seller shall assign its rights to and Purchaser shall be entitled to receive any insurance proceeds (with any accrued interest thereon) at or after Closing (as the same are available) and Purchaser shall receive a credit toward the Purchase Price (i) for the insurance deductible relative to Seller's insurance on the Property with respect to an insured casualty, including a Major Insured Casualty, or (ii) for the cost of repair not covered by insurance with respect to an uninsured casualty, including a Major Uninsured Casualty. Seller shall reasonably cooperate with Purchaser to allow Purchaser to collect any available insurance proceeds. Seller agrees to maintain until the Closing the level of insurance coverage in effect on the Property as of the Effective Date.

        (c) If, as a result of any casualty, any determination, election or agreement required by the terms of this Section 8.1 is not made by the scheduled

                Closing Date, the Closing Date shall be extended for an appropriate time, not to exceed twenty (20) days, after such determination, election or agreement.

        8.2     Condemnation.

        If prior to Closing all or any part of the Property is subject to a proposed taking by any public authority, Seller shall promptly notify Purchaser in writing of such proposed taking and Purchaser may terminate this Agreement by notice to Seller within five (5) days after written notice thereof. If Purchaser so elects, this Agreement shall terminate. If Purchaser does not so elect to terminate this Agreement, Purchaser shall accept the Property subject to the taking without a reduction in the Purchase Price and shall receive at Closing an assignment of all of Seller's rights to any condemnation award to the extent that such amount does not exceed the Purchase Price plus any legal fees and expenses actually expended in obtaining such award, with any condemnation award in excess of such amount to be divided equally between Seller and Purchaser. Seller shall reasonably cooperate with Purchaser to allow Purchaser to collect any such award.

9.      COMMISSIONS AND EXPENSES

        9.1     Payment of the Sale Commission.

        Purchaser and Seller represent and warrant to each other that no real estate broker or agent has been authorized to act on either parties' behalf except CB Richard Ellis ("Seller's Agent") under a separate commission agreement between Seller and Seller's Agent. Seller will pay or cause to be paid to Seller's Agent, at Closing, the commission payable under such commission agreement. Purchaser hereby indemnifies Seller and holds Seller harmless from and against any and all demands or claims which now or hereafter may be asserted against Seller for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker which was engaged or which claims to have been engaged by Purchaser and all expenses and costs in handling or defending any such demand or claim, including reasonable attorneys' fees. Seller hereby indemnifies Purchaser and holds Purchaser harmless from and against any and all demands or claims which now or hereafter may be asserted against Purchaser for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker which was engaged or which claims to have been engaged by Seller and all expenses and costs in handling or defending any such demand or claim, including reasonable attorneys' fees. This provision shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

        9.2     Leasing Commissions/Tenant Improvements.

        (a) Seller shall pay all leasing commissions or tenant improvement costs payable under Leases executed prior to the Effective Date except for commissions and costs payable by reason of any expansion, extension or renewal of such Leases (to the extent such expansions, extensions or renewals are pursuant to option rights expressly set forth in such Leases as of the Effective Date, herein called the "Existing Rights") occurring on or after the Effective Date, which shall be paid by Seller and Purchaser as hereinafter provided. Without limiting the foregoing, Seller shall pay on or before Closing all commissions with respect to the term through December 31, 2007, including without limitation, the commission due TAG Realty, and shall provide evidence of such payment to Purchaser at Closing. A summary of the business terms of any amendment, renewal or expansion of an existing Lease (unless such renewal or expansion is pursuant to and in accordance with the terms of any Existing Rights, in which case Seller and Purchaser agree that any such renewal or expansion shall be effective upon the valid exercise by a tenant pursuant to the terms of any such Existing Rights) or of any new Lease which Seller wishes to execute between the Effective Date and the Closing Date will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) Business Days after its receipt thereof of either its approval or disapproval thereof, including all leasing commissions, tenant improvement and inducement payments to be incurred in connection therewith. If Purchaser informs Seller within such five (5) Business Day period that Purchaser does not approve the amendment, renewal or expansion of the existing Lease or the new Lease (a "New Lease Agreement"), and such notice is given after Purchaser has delivered the notice to proceed pursuant to Section 3.5 above, then Seller shall not enter into the proposed New Lease Agreement. If such notice is given prior to Purchaser's delivery of the notice to proceed pursuant to Section 3.5 above, Seller may elect by written notice to the Purchaser prior to the Out Date (i) not to enter into the proposed New Lease Agreement or
                (ii) to proceed with such New Lease Agreement; provided, however, that in the event that Seller elects to proceed with such New Lease Agreement and the parties shall thereafter proceed to Closing, all leasing commissions, tenant improvement costs, inducement payments, attorneys' fees or other fees payable incident to the initial tenancy under such New Lease Agreement shall be paid by Seller. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any New Lease Agreement within the five (5) Business Day period set forth above, Purchaser shall be deemed to have approved such New Lease Agreement. All leasing commissions and tenant improvement costs, inducement payments, attorneys' fees and other fees paid or expenses incurred with respect to any New Lease Agreement (regarding which Seller has advised Purchaser in the requisite summary of business terms delivered to Purchaser as required above) approved or deemed approved by Purchaser as set forth above in this Section 9.2(a) shall be the obligation of Purchaser and Seller, divided pro rata based upon an allocation determined by the rental income received by Seller relative to such New Lease Agreement prior to Closing and the total rental income projected to be paid during the initial term of such New Lease Agreement.

        (b) To the extent Seller shall be obligated for any leasing commissions, tenant improvement costs, inducement payments, attorneys' fees or other fees payable in connection with any Lease or New Lease Agreement pursuant to Section 9.2(a) above for which actual payment thereof has not been made by or on behalf of Seller on or before the Closing, Purchaser shall receive a credit at Closing for all such unpaid commissions, costs, expenses and fees.

        9.3     Lease Expense Reimbursement and Assumption.

        At Closing, Purchaser shall (i) reimburse Seller for all leasing commissions, tenant improvement costs, inducement payments, attorneys' fees and other fees paid or expenses incurred by Seller under any New Lease Agreement made on or after the Effective Date, if any, which has been approved or deemed approved by Purchaser pursuant to Section 9.2, less the pro rata share of all such costs and expenses otherwise payable by Seller pursuant to the last sentence of Section 9.2(a) above and (ii) assume all obligations of the landlord under Leases which either (a) arise after Closing or (b) are continuing covenants of the landlord which apply after Closing, if any.

        9.4     Maintenance of the Property; Property Personnel.

        Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Property in its existing condition and repair, reasonable wear and tear excepted.

        9.5     Service Contracts.

        Seller shall not, after the date of this Agreement, enter into any service contract affecting the Property or any amendment thereof, which shall be an obligation of Purchaser after Closing, or waive, compromise or settle any rights of Seller under any Service Contract which shall be assumed by Purchaser upon Closing, or agree to, or modify, amend, or terminate any Service Contract which shall be assumed by Purchaser upon Closing, without in each case obtaining Purchaser's prior written consent thereto. Seller shall terminate at or before Closing those existing Service Contracts that Seller is contractually entitled to terminate and that Purchaser designates to Seller, on or before the Out Date, as not to survive Closing.

10.     NOTICES

        All notices, requests or demands to a party hereunder shall be in writing and shall be effective (i) when received by overnight courier service or facsimile telecommunication (provided that a copy of such notice, request or demand is deposited into the United States mail within one (1) business day of the facsimile transmission), or (ii) three (3) days after being deposited into the United States mail (sent certified or registered, return receipt requested), in each case addressed as follows (or to such other address as Purchaser or Seller may designate in writing in accordance with this Section 10):

                If to Seller:

                Corporate Realty Income Fund I, L.P.
                475 Fifth Avenue, 21st Floor
                New York, New York 10017
                Attention: Robert F. Gossett, Jr.
                Phone No.: (212) 696-1134
                Fax No.: (212) 696-1271

                With a copy to:

                Arnold & Porter
                399 Park Avenue
                New York, New York 10022
                Attention: Michael J. Canning, Esq.
                Phone No.: (212) 715-1110
                Fax No.: (212) 715-1399

                If to Purchaser:

                FSP 5601 Executive Drive Limited Partnership
                c/o Franklin Street Properties Corporation
                401 Edgewater Place, Suite 200
                Wakefield, MA 01880-6210
                Attention: Jeffrey B. Carter
                Phone No.: (781) 246-4900
                Fax No.: (781) 246-2807

                With a copy to:

                Nixon Peabody LLP
                100 Summer Street
                Boston, MA 02110
                Attention: Walter Spiegel, Esq.
                Phone No.: (617) 345-1000
                Fax No.: (617) 345-1300

                If to Escrow Holder:

                Chicago Title Insurance Company
                171 N. Clark Street, 04CI
                Chicago, IL 60601
                Phone No.: (312) 223-3360
                Fax No.: (312) 223-5791

11.     MISCELLANEOUS

        11.1    Time.

        Time is of the essence in the performance of each party's obligations hereunder.

        11.2    Attorneys' Fees.

        If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party which receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise. This provision shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

        11.3    No Waiver.

        No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

        11.4    Entire Agreement.

        This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified in writing.

        11.5    Survival.

        Except for (i) the representations and indemnity obligations of Purchaser and Seller under this Agreement, (ii) the post-closing obligations of Purchaser and Seller under this Agreement and (iii) as otherwise specifically provided in this Agreement, none of the agreements, warranties and representations contained herein shall survive Closing.

        11.6    Successors.

        Subject to Section 11.7, this Agreement shall bind and inure to the benefit of the parties hereto and to their respective legal representatives, successors and permitted assigns.

        11.7    Assignment.

        Purchaser shall be entitled, without Seller's prior consent, to assign Purchaser's rights in and to this Agreement to an entity controlled by or under common control with Purchaser (a "Permitted Assignee"). Seller's written consent shall be required for any other assignment of Purchaser's rights to a nominee under this Agreement. Any attempted unpermitted assignment, except with Seller's prior written consent, shall be ineffective and shall constitute a default under this Agreement. Notwithstanding any assignment hereunder, Purchaser shall remain liable for the obligations of Purchaser under this Agreement. Purchaser represents, warrants and certifies to Seller that Purchaser has not assigned, transferred or encumbered or agreed to assign, transfer or encumber, directly or indirectly, all or any portion of its rights or obligations under this Agreement. Purchaser shall give written notice of any proposed assignment at least five (5) Business Days prior to Closing. If there is an assignment permitted hereunder or if Seller approves such assignment, Seller shall have no obligation to reissue any estoppels, surveys, or title commitments previously delivered to Purchaser, nor shall Seller be responsible for any costs or expenses of any nature associated with such transfer.

        11.8    Relationship of the Parties.

        The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

        11.9    Governing Law.

        This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

        11.10   Possession; Risk of Loss.

        Seller shall deliver to Purchaser possession of the Property on the Closing Date, subject only to the Leases and Permitted Exceptions. All risk of loss or damage with respect to the Property shall pass from Seller to Purchaser upon Closing.

        11.11   Review by Counsel.

        The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        11.12   Confidentiality.

        (a) Seller and Purchaser hereby covenant and agree that, at all times after the date of execution hereof and prior to the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning this transaction shall be made, and each party agrees to use best efforts to prevent disclosure of this transaction, other than
                (i) to directors and officers of the parties, limited partners, members and/or shareholders of Seller, Purchaser or Permitted Assignee, and employees, prospective lenders of Purchaser or Permitted Assignee, attorneys, accountants, agents (including engineers and appraisers) and affiliates of the parties who are involved in the ordinary course of business with this transaction, all of which shall be instructed to comply with the confidentiality provisions hereof, or (ii) to institutional investors and accredited investors, or (iii) as required by law or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction.

        (b) Notwithstanding anything to the contrary contained elsewhere herein, Purchaser hereby acknowledges that all information furnished by Seller or its agents (including engineers and appraisers) or representatives to Purchaser or obtained by Purchaser in the course of Purchaser's investigation of the Property, or in any way arising from or relating to any and all studies or entries upon the Property by Purchaser, its agents or representatives, shall be treated as confidential information and further, that if any such confidential information is disclosed to unpermitted third parties prior to the Closing, Seller may suffer damages and irreparable harm. In connection therewith, Purchaser hereby expressly understands, acknowledges and agrees (i) that Purchaser will not disclose any of the contents or information contained in or obtained as a result of any reports or studies made in connection with Purchaser's investigation of the Property, in any form whatsoever (including, but not limited to, any oral information received by Purchaser during the course of Purchaser's inspection of the Property), to any party prior to the Closing other than (a) the Seller, Seller's employees, agents or representatives, or Purchaser's or a Permitted Assignee's agents, employees, representatives, attorneys, consultants, potential institutional lenders, institutional investors and accredited investors, without the prior express written consent of Seller (which consent shall not be unreasonably withheld) or (b) as required by law or in response to lawful process or subpoena or other valid and enforceable order of a court of competent jurisdiction; (ii) that in making any disclosure of such information as permitted hereunder, Purchaser will advise said parties of the confidentiality of such information and the potential of damage to Seller as a result of any disclosure of such information by said third party; and (iii) that Seller is relying on Purchaser's covenant not to disclose any of the contents or information contained in any such reports or investigations to unpermitted third parties prior to Closing (all of which is deemed to be confidential information by the provisions of this Section). In the event this Agreement is terminated, Purchaser agrees to return to Seller all information, studies, or reports Purchaser or Purchaser's agents have obtained from Seller or Seller's agents, contractors or representatives with respect to the Property or the condition of the Property. In the event either Purchaser or Purchaser's agents, employees, representatives, attorneys, consultants or potential institutional lenders cause a breach of Purchaser's duty of confidentiality hereunder, Purchaser shall be liable to Seller for damages and Seller may pursue all of its remedies afforded it under this Agreement. This provision shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

        11.13   Termination.

        Upon termination of this Agreement for any reason by either party, Purchaser shall have the obligation to return to Seller all Due Diligence Documents (including the survey) and any other information or documentation received by Purchaser from Seller or Seller's agents with respect to the Property and shall not disclose to any unpermitted third party the contents thereof. The Escrow Holder shall deliver the Deposit to the party entitled thereto in accordance with the provisions of this Agreement.

        11.14 Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PROPERTY, THE CONVEYANCE DOCUMENTS OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR IN RESPECT OF ANY COURSE OF CONDUCT, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS TRANSACTION.

PURCHASER'S INITIALS: _________ SELLER'S INITIALS: _________

        11.15   Counterparts.

        This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and the counterparts taken together shall constitute a single agreement.

        11.16 Limitation on Liability. Purchaser expressly agrees that the obligations and liabilities of Seller under this Agreement and any document referenced herein shall not constitute personal obligations of the officers, directors, employees, agents, affiliates, members, representatives, partners, stockholders or other principals and representatives of Seller. Notwithstanding anything to the contrary, Seller's liability, if any, arising in connection with this Agreement or with the Property shall, prior to Closing, be limited to the remedies as set forth in Section 7.3 of this Agreement and, post-Closing, shall be limited to $200,000 in accordance with Section 6.1 of this Agreement. The limitations of liability contained in this section shall apply equally and inure to the benefit of Seller's present and future officers, directors, affiliates, members, representatives, trustees, partners, shareholders, agents and employees, and their respective heirs, successors and assigns.

        11.17 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

        11.18 Construction. Headings at the beginning of each section and subsection are solely for the convenience of Purchaser and Seller and are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if Purchaser and Seller had prepared the same. Unless otherwise indicated, all references to sections and subsections are to this Agreement. All Exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference. In the event the stated date for Closing or the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action shall be taken on the next succeeding Business Day thereafter.

        11.19   Audit Letter.

Within ninety (90) days following the Closing Date, Purchaser shall have the right, at its sole cost and expense, to cause a third party certified public accounting firm selected by Purchaser to prepare and deliver to Purchaser and Seller an audit of the historical statements of revenue and direct operating expenses of the Property for calendar years 2002, 2003 and 2004 through the Closing Date, and Seller shall provide all information reasonably requested by such accountants. Thereafter, Seller shall have thirty (30) days in which to review such audit and, in connection therewith, to deliver to such accountants an appropriate representation letter prepared in accordance with American Institute of Certified Public Accountants professional standards, taking into account Seller's prior accounting practices with respect to the Property. Purchaser, for itself and its successors and assigns, agrees to and hereby does indemnify, defend and hold Seller harmless from and against any and all losses, costs, damages, claims or liabilities, including reasonable attorneys' fees, arising from, or related to, directly or indirectly, the preparation, delivery or use by Purchaser or its successors and assigns of Seller's financial statements.

12.     LIQUIDATED DAMAGES

        IF PURCHASER SHALL BREACH OR DEFAULT IN ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND RETAIN THE AMOUNT OF THE DEPOSIT DESCRIBED IN SECTION 2.2 AS LIQUIDATED DAMAGES. SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES. SELLER AND PURCHASER SPECIFICALLY FURTHER AGREE AFTER NEGOTIATION THAT THIS SECTION 12 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED

TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 12 SHALL NOT BE CONSTRUED AS A LIMITATION ON THE OBLIGATIONS OF PURCHASER UNDER SECTIONS 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12 HEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS TRANSACTION.

PURCHASER'S INITIALS: _________ SELLER'S INITIALS: _________

13.     NO RECORDING

        The provisions hereof shall not constitute a lien on the Property and this Agreement shall not be placed or suffered to be placed by Purchaser for recording with the office of the recorder (clerk) for the county in which the Property is located. Purchaser hereby appoints Seller as Purchaser's true and lawful attorney-in-fact, coupled with an interest, for the purposes of the execution of such documents and doing such acts as shall be necessary to effect the discharge of the recording of this Agreement if such recording shall have been accomplished in violation of this Section.

14.     EFFECTIVENESS

        This Agreement shall only be effective if a counterpart is signed by both Seller and Purchaser.

15.     TENANT ESTOPPEL CERTIFICATE

        Seller shall make commercially reasonable efforts to deliver to Purchaser, at least five (5) days prior to the Closing Date, an original, executed tenant estoppel certificate from Verizon, in substantially the form attached hereto as Exhibit I or otherwise containing the information required to be contained in Verizon's tenant estoppel certificate pursuant to the Verizon Lease ("Tenant Estoppel Certificate").

16.     DECLARATION ESTOPPEL CERTIFICATE

        Seller shall make commercially reasonable efforts to deliver to Purchaser, at least five (5) days prior to the Closing Date, an original, executed estoppel certificate from Las Colinas Association ("Association"), addressed to Purchaser, Purchaser's lender and Seller, stating the annual assessment amount payable to the Association with respect to the Property, the period covered by such assessment, any unpaid amount owed to the Association with respect to the Property, and any outstanding defaults relating to the Property under the applicable declaration of covenants, conditions and restrictions ("Declaration Estoppel").

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                       SELLER:

                                       CORPORATE REALTY INCOME FUND I, L.P.


                                       By:   /s/ Robert F. Gossett, Jr.
                                             --------------------------
                                             Robert F. Gossett, Jr.
                                             General Partner


                                       By:   1345 Realty Corporation,
                                             General Partner


                                             By: /s/ Robert F. Gossett, Jr.
                                                 --------------------------
                                                     Robert F. Gossett, Jr.
                                                     President

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                       PURCHASER:

                                       FSP 5601 EXECUTIVE DRIVE LIMITED
                                       PARTNERSHIP, a Texas limited partnership

                                       By:   FSP 5601 EXECUTIVE DRIVE LLC,
                                             its general partner


                                             By: /s/ George J. Carter
                                                 --------------------
                                                 George J. Carter, its President

                                             ESCROW HOLDER:

                                             Chicago Title Insurance Company


                                             By : Linda Tynell
                                                  ------------
                                             Its: Escrow Officer
                                                  --------------

                                TABLE OF CONTENTS

1.      PURCHASE AND SALE.....................................................1

        1.1     Property.......................................................

2.      PURCHASE PRICE........................................................2

        2.1     Deposit.......................................................2
        2.2     Interest......................................................3
        2.3     Cash at Closing...............................................3

3.      TITLE.................................................................4

        3.1     Title Commitment; Survey......................................4
        3.2     Review of Title...............................................4
        3.3     Vesting of Title..............................................5
        3.4     Title Insurance...............................................5
        3.5     Inspection Period.............................................6
        3.6     Furnishing of Information.....................................7

4.      CLOSING..............................................................10

        4.1     Closing......................................................10
        4.2     Transactions at Closing......................................10
        4.3     Title Transfer and Payment of Purchase Price.................12
        4.4     Reporting Requirements.......................................13

5.      PRORATIONS; CLOSING ITEMS............................................14

        5.1     Prorations; Closing Costs; Reserve Accounts..................14
        5.2     Calculation of Prorations....................................17

6.      REPRESENTATIONS AND WARRANTIES.......................................17

        6.1     Seller's Representations and Warranties......................17
        6.2     Purchaser's Representations and Warranties...................20
        6.3     Purchaser Accepts Property "As Is"...........................21

7.      CONDITIONS TO CLOSING................................................23

        7.1     Seller's Conditions..........................................23
        7.2     Purchaser's Conditions.......................................24
        7.3     Failure of Condition.........................................24

8.      DAMAGE OR DESTRUCTION OF THE PROPERTY; CONDEMNATION..................25

        8.1     Damage or Destruction of the Property........................25
        8.2     Condemnation.................................................27

9.      COMMISSIONS AND EXPENSES.............................................27

        9.1     Payment of the Sale Commission...............................27
        9.2     Leasing Commissions/Tenant Improvements......................27
        9.3     Lease Expense Reimbursement and Assumption...................29
        9.4     Maintenance of the Property; Property Personnel..............29
        9.5     Service Contracts............................................29

10.     NOTICES..............................................................29

11.     MISCELLANEOUS........................................................31

        11.1    Time.........................................................31
        11.2    Attorneys' Fees..............................................31
        11.3    No Waiver....................................................31
        11.4    Entire Agreement.............................................31
        11.5    Survival.....................................................31

        11.6    Successors...................................................31
        11.7    Assignment...................................................31
        11.8    Relationship of the Parties..................................32
        11.9    Governing Law................................................32
        11.10   Possession; Risk of Loss.....................................32
        11.11   Review by Counsel............................................32
        11.12   Confidentiality..............................................32
        11.13   Termination..................................................34
        11.14   Waiver of Jury Trial.........................................34
        11.15   Counterparts.................................................34
        11.16   Limitation on Liability......................................34
        11.17   Partial Invalidity...........................................35
        11.18   Construction.................................................35

12.     LIQUIDATED DAMAGES...................................................35

13.     NO RECORDING.........................................................36

14.     EFFECTIVENESS........................................................36

15.     TENANT ESTOPPEL CERTIFICATE..........................................36

EXHIBIT A   -  Legal Description
EXHIBIT B   -  Bill of Sale
EXHIBIT C   -  Assignment and Assumption Agreement
EXHIBIT D   -  Seller's Affidavit
EXHIBIT E   -  [Intentionally omitted]
EXHIBIT F   -  Form of Special Warranty Deed
EXHIBIT G   -  Tenant Notification Letter
EXHIBIT H   -  Service Contracts
EXHIBIT I   -  Tenant Estoppel Certificate
EXHIBIT J   -  Form of Seller's Recertification of Representations and
               Warranties
EXHIBIT K   -  Form of Purchaser's Recertification of Representations and
               Warranties
EXHIBIT L   -  Rent Roll
SCHEDULE 1  -  Personal Property
SCHEDULE 2  -  Permits
SCHEDULE 3  -  Service and Other Contracts

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY

BEING all of Walnut Hill Business Park Fourth Installment, an Addition to the City of Irving, Dallas County, Texas, according to the Map thereof recorded in Volume 79068, Page 1713 of the Map Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for corner at the intersection of the West right-of-way line of Execution Drive (60' R.O.W.) and the South right-of-way line of Greenway Drive (60' R.O.W.);

THENCE South 00 degrees 06 minutes 20 seconds West along the West right-of-way line of Executive Drive, a distance of 725.00 feet to a 1/2 inch iron rod found for corner at the intersection of the West line of said North right-of-way line of Corporate Drive (60' R.O.W.);

THENCE North 89 degrees 53 minutes 40 seconds West along the North right-of-way line of Corporate Drive, a distance of 400.00 feet to a 1/2 inch iron rod found for corner;

THENCE North 00 degrees 06 minutes 20 seconds East departing the said North line of Corporate Drive, a distance of 725.00 feet to a 1/2 inch iron rod set for corner in the South right-of-way line of Greenway Drive;

THENCE South 89 degrees 53 minutes 40 seconds East along the South right-of-way line of Greenway Drive, a distance of 400.00 feet to the POINT OF BEGINNING and CONTAINING 290,000 square feet or 6.657 acres of land; and being the same property conveyed to Corporate Realty Income Fund I, L.P., a Delaware limited partnership, by that certain Special Warranty Deed dated October 24, 1986, filed for record October 28, 1986 and recorded in Volume 86210, Page 2929, Deed Records, Dallas County, Texas.

                                    EXHIBIT B

                                  BILL OF SALE

        THIS BILL OF SALE (the "Bill of Sale") is made as of the ____ day of ________, 2004 by CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Seller") to FSP 5601 EXECUTIVE DRIVE LIMITED PARTNERSHIP, a Texas limited partnership ("Purchaser").

        Seller and Purchaser are parties to a Purchase and Sale Agreement (the "Purchase Agreement") dated as of ________ __, 2004 which provides for the sale of Seller's interest in certain real property (the "Property") located in the State of Texas as more particularly described on Schedule A attached hereto.

        In connection with the Purchase Agreement, Seller is required to convey to Purchaser certain items of tangible personal property as hereinafter described.

        NOW THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby CONVEYS AND TRANSFERS to Purchaser, its legal representatives, successors and assigns, all of its right, title and interest in and to personal property located on the Property and the improvements thereon relating to the ownership, use, maintenance or operation of the Property and said improvements.

        SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PERSONAL PROPERTY OR ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; PROVIDED, HOWEVER, THAT SELLER COVENANTS THAT SELLER HAS NOT DONE OR SUFFERED ANYTHING WHEREBY THE PERSONAL PROPERTY HAS BEEN ENCUMBERED IN ANY WAY WHATEVER. BY ITS ACCEPTANCE OF THIS BILL OF SALE, PURCHASER ACKNOWLEDGES THAT IT HAS FULLY INSPECTED THE PERSONAL PROPERTY AND PURCHASER ACCEPTS THE SAME IN ITS PRESENT USED AND "AS IS" CONDITION.

        IN WITNESS WHEREOF, the foregoing Bill of Sale was executed as of the date first set forth above.

                                         CORPORATE REALTY INCOME FUND I, L.P.

                                         By:
                                            -------------------------------
                                              Robert F. Gossett, Jr.
                                              General Partner

                                         By:  1345 Realty Corporation,
                                              General Partner

                                              By:
                                                 -------------------------------
                                                    Robert F. Gossett, Jr.
                                                    President

STATE OF             )
                     :ss:
COUNTY OF            )

        On the __ day of __________, in the year 2004, before me, the undersigned, personally appeared Robert F. Gossett, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signatures on the instrument, the individual, or the person upon behalf of which the individual(s) acted, executed the instrument.


---------------------------
Notary Public


My commission expires on ___________

                                   SCHEDULE A
                                 TO BILL OF SALE

                          LEGAL DESCRIPTION OF PROPERTY

BEING all of Walnut Hill Business Park Fourth Installment, an Addition to the City of Irving, Dallas County, Texas, according to the Map thereof recorded in Volume 79068, Page 1713 of the Map Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for corner at the intersection of the West right-of-way line of Execution Drive (60' R.O.W.) and the South right-of-way line of Greenway Drive (60' R.O.W.);

THENCE South 00 degrees 06 minutes 20 seconds West along the West right-of-way line of Executive Drive, a distance of 725.00 feet to a 1/2 inch iron rod found for corner at the intersection of the West line of said North right-of-way line of Corporate Drive (60' R.O.W.);

THENCE North 89 degrees 53 minutes 40 seconds West along the North right-of-way line of Corporate Drive, a distance of 400.00 feet to a 1/2 inch iron rod found for corner;

THENCE North 00 degrees 06 minutes 20 seconds East departing the said North line of Corporate Drive, a distance of 725.00 feet to a 1/2 inch iron rod set for corner in the South right-of-way line of Greenway Drive;

THENCE South 89 degrees 53 minutes 40 seconds East along the South right-of-way line of Greenway Drive, a distance of 400.00 feet to the POINT OF BEGINNING and CONTAINING 290,000 square feet or 6.657 acres of land; and being the same property conveyed to Corporate Realty Income Fund I, L.P., a Delaware limited partnership, by that certain Special Warranty Deed dated October 24, 1986, filed for record October 28, 1986 and recorded in Volume 86210, Page 2929, Deed Records, Dallas County, Texas.

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of the ____ day of ________, 2004 by and between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Assignor") and FSP 5601 EXECUTIVE DRIVE LIMITED PARTNERSHIP, a Texas limited partnership ("Assignee").

                                    RECITALS

        Assignor, as seller, and Assignee, as purchaser, are parties to a Purchase and Sale Agreement ("Purchase Agreement") dated as of _________ __, 2004, which provides for the sale of Assignor's interest in certain real property (the "Property") located in the State of Texas, as more particularly described on Schedule A attached hereto; and

        The Purchase Agreement provides, inter alia, (i) that Assignor shall assign to Assignee certain leases, commission agreements, service contracts, warranties and guaranties, (ii) that Assignee shall assume all of the obligations of Seller thereunder from and after the date of Closing (as defined in the Purchase Agreement), and (iii) that Assignor and Assignee shall execute this Assignment.

        NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. As used herein, the following terms have the following meanings:

            A. Accrued Obligations. All obligations or rights to damages which accrued or arose prior to the Closing under any of the Assigned Property, as defined below.

            B. Assumed Obligations. All obligations of Seller under the Assigned Property, as defined below, which arise or accrue on or after the Closing.

        2. Assignment. Assignor hereby conveys and assigns to Assignee all of its right, title and interest in, to and under the following (collectively, the "Assigned Property"):

            A. those certain tenant space leases set forth on Schedule B attached hereto; together with all rents and other sums due thereunder (other than Delinquent Rents (as defined in the Purchase Agreement) and other additional rent and reimbursements payable under such tenant space leases and accruing prior to the Closing) after Closing and any and all security deposits in connection therewith;

            B. those certain equipment leases set forth on Schedule C attached hereto, to the extent assignable;

            C. those certain commission agreements disclosed to Purchaser prior to the Out Date (as defined in the Purchase Agreement) set forth on Schedule D attached hereto, to the extent assignable;

            D. those certain service and maintenance contracts set forth on Schedule E attached hereto, to the extent assignable;

            E. all permits and licenses held by Assignor pertaining to the Property, to the extent assignable;

            F. all unexpired guaranties, warranties (including guaranties and warranties pertaining to the construction and maintenance of the Improvements), permits, approvals, licenses, legal certificates, and authorizations pertaining to the Property, to the extent assignable;

            G. all other intangibles pertaining to the Property, to the extent assignable; and

            H. the trade name for the Property, all of Assignor's telephone numbers at the Property, and all marketing, advertising and promotional material and photographs of the Property.

        3. Assumption. Assignee hereby assumes and agrees timely to perform the Assumed Obligations.

        4. Indemnity. Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature arising from any breach or failure of Assignee to observe or perform any of the Assumed Obligations. Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from any loss, cost, claim, liability, expense or demand of whatever nature arising from any breach or failure of Assignor to observe or perform any of the Accrued Obligations.

        5. Claims. As a condition to the liability of the other party hereunder, the claiming parting ("Claiming Party") shall notify the other party ("Other Party"), in writing, of any claim ("Claim") covered by this Assignment within a reasonable time after the assertion thereof by a third party against Claiming Party. In the event of such a notice of a Claim by Claiming Party to Other Party, Other Party shall have ten
(10) days after receipt thereof in which to undertake the defense of the Claim on behalf of itself and Claiming Party. If Other Party so undertakes to defend said Claim on behalf of itself and Claiming Party, it shall retain and pay counsel to conduct such defense. Such counsel shall be subject to the approval of the Claiming Party which approval shall not be unreasonably withheld or delayed. Claiming Party may employ its own counsel to work with Other Party as counsel in connection with the defense of said Claim, but Claiming Party shall pay all fees and disbursements of said counsel. Other Party may settle the Claim, without the consent of Claiming Party, to the extent the settlement does not bind Claiming Party or impose any obligation on Claiming Party. If Claiming Party would have any liability for the payment and/or performance of any settlement, Claiming Party's written consent thereto must be obtained by Other Party in order for said settlement to be binding upon Claiming Party.

        If Other Party refuses or fails to so undertake to defend the Claim, Claiming Party may defend the same on its own behalf, may retain and pay counsel to conduct such defense and may settle the Claim, without the consent of Other Party. Other Party shall then reimburse Claiming Party (a) for all reasonable costs, including court costs and reasonable attorneys' fees, incurred by Claiming Party in connection with said defense and/or any such settlement and
(b) for all sums paid pursuant to any judgment, including interest, against Claiming Party in connection therewith or any such settlement.

        6. This Assignment may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Assignment. This Assignment shall become effective only after each of the parties hereto shall have executed and delivered it to the other.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

                                ASSIGNOR:

                                CORPORATE REALTY INCOME FUND I, L.P.

                                By:
                                      -------------------------------------
                                             Robert F. Gossett, Jr.
                                             General Partner

                                By:   1345 Realty Corporation,
                                      General Partner

                                      By:
                                          -------------------------------
                                             Robert F. Gossett, Jr.
                                             President

                                ASSIGNEE:

                                FSP 5601 EXECUTIVE DRIVE LIMITED
                                PARTNERSHIP, a Texas limited partnership

                                By:   FSP 5601 EXECUTIVE DRIVE LLC,
                                      its general partner


                                      By:
                                         -------------------------------------
                                         Barbara Corinha Fournier, its Treasurer

                                   SCHEDULE A

                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                          LEGAL DESCRIPTION OF PROPERTY

BEING all of Walnut Hill Business Park Fourth Installment, an Addition to the City of Irving, Dallas County, Texas, according to the Map thereof recorded in Volume 79068, Page 1713 of the Map Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for corner at the intersection of the West right-of-way line of Execution Drive (60' R.O.W.) and the South right-of-way line of Greenway Drive (60' R.O.W.);

THENCE South 00 degrees 06 minutes 20 seconds West along the West right-of-way line of Executive Drive, a distance of 725.00 feet to a 1/2 inch iron rod found for corner at the intersection of the West line of said North right-of-way line of Corporate Drive (60' R.O.W.);

THENCE North 89 degrees 53 minutes 40 seconds West along the North right-of-way line of Corporate Drive, a distance of 400.00 feet to a 1/2 inch iron rod found for corner;

THENCE North 00 degrees 06 minutes 20 seconds East departing the said North line of Corporate Drive, a distance of 725.00 feet to a 1/2 inch iron rod set for corner in the South right-of-way line of Greenway Drive;

THENCE South 89 degrees 53 minutes 40 seconds East along the South right-of-way line of Greenway Drive, a distance of 400.00 feet to the POINT OF BEGINNING and CONTAINING 290,000 square feet or 6.657 acres of land; and being the same property conveyed to Corporate Realty Income Fund I, L.P., a Delaware limited partnership, by that certain Special Warranty Deed dated October 24, 1986, filed for record October 28, 1986 and recorded in Volume 86210, Page 2929, Deed Records, Dallas County, Texas.

                                   SCHEDULE B

                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     LEASES

                                [To be provided]

                                   SCHEDULE C

                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                EQUIPMENT LEASES

                                [To be provided]

                                   SCHEDULE D

                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                              COMMISSION AGREEMENTS

                                [To be provided]

                                   SCHEDULE E

                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                SERVICE CONTRACTS

                                [To be provided]

                                    EXHIBIT D

                               SELLER'S AFFIDAVIT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

        Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("CRIF") the undersigned hereby certifies the following on behalf of CRIF:

        1. CRIF is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

        2. CRIF's U.S. employer tax identification number is 13-3311993; and

        3. CRIF's office address is 475 Fifth Avenue, 21st Floor, New York, New York 10017.

        CRIF understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        The undersigned as a general partner of CRIF and as officer of a general partner of CRIF declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of CRIF.

Dated: ___________ __, 2004


                                      CORPORATE REALTY INCOME FUND I, L.P.

                                      By:
                                         -----------------------------
                                           Robert F. Gossett, Jr.
                                           General Partner

                                      By:  1345 Realty Corporation,
                                           General Partner

                                           By:
                                              ---------------------------------
                                                  Robert F. Gossett, Jr.
                                                  President


Sworn to and subscribed before
me this _____ day of ________, 2004.


------------------------------------
Notary Public

                                    EXHIBIT E

                              Intentionally Omitted

                                    EXHIBIT F

                          FORM OF SPECIAL WARRANTY DEED

                              SPECIAL WARRANTY DEED

STATE OF           )
                   )     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF          )

        THAT CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to it in hand paid by FSP 5601 EXECUTIVE DRIVE LIMITED PARTNERSHIP, a Texas limited partnership ("Grantee"), whose address for mailing purposes is _______________________, the receipt and sufficiency of which is hereby acknowledged and confessed; has GRANTED, SOLD and CONVEYED, and by these presents does hereby GRANT, SELL and CONVEY, unto Grantee, all that certain tract of land, together with all improvements now or at any time hereafter located on the hereinafter-described property or attached to the improvements thereon, lying and being situated in the County of Dallas, State of Texas, and being more particularly described by metes and bounds on Exhibit A attached hereto and made a part hereof for all purposes (the "Subject Property").

        THIS CONVEYANCE of the Subject Property is made and accepted expressly subject to the matters shown on Exhibit B attached hereto and made a part hereof for all purposes.

        TO HAVE AND TO HOLD the Subject Property, together with all and singular the rights, titles and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Subject Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Grantor but not otherwise, except for the matters set forth on Exhibit B.

                            [SIGNATURES ON NEXT PAGE]

        EXECUTED this _____ day of ___________, 2004.


                                      CORPORATE REALTY INCOME FUND I, L.P.

                                      By:
                                         ------------------------------
                                             Robert F. Gossett, Jr.
                                             General Partner

                                      By:    1345 Realty Corporation,
                                             General Partner

                                             By:
                                                -------------------------------
                                                   Robert F. Gossett, Jr.
                                                   President


STATE OF _________ )
                   )
COUNTY OF ________ )

        This instrument was acknowledged before me on the ____ day of __________, 2004, by Robert F. Gossett, Jr., as General Partner of CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, and as President of 1345 Realty Corporation, General Partner of CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership.


                                         ---------------------------------------
                                         Notary Public
                                         Printed Name:
                                         My Commission expires:

                                    EXHIBIT A

                            TO SPECIAL WARRANTY DEED

                          LEGAL DESCRIPTION OF PROPERTY

BEING all of Walnut Hill Business Park Fourth Installment, an Addition to the City of Irving, Dallas County, Texas, according to the Map thereof recorded in Volume 79068, Page 1713 of the Map Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for corner at the intersection of the West right-of-way line of Execution Drive (60' R.O.W.) and the South right-of-way line of Greenway Drive (60' R.O.W.);

THENCE South 00 degrees 06 minutes 20 seconds West along the West right-of-way line of Executive Drive, a distance of 725.00 feet to a 1/2 inch iron rod found for corner at the intersection of the West line of said North right-of-way line of Corporate Drive (60' R.O.W.);

THENCE North 89 degrees 53 minutes 40 seconds West along the North right-of-way line of Corporate Drive, a distance of 400.00 feet to a 1/2 inch iron rod found for corner;

THENCE North 00 degrees 06 minutes 20 seconds East departing the said North line of Corporate Drive, a distance of 725.00 feet to a 1/2 inch iron rod set for corner in the South right-of-way line of Greenway Drive;

THENCE South 89 degrees 53 minutes 40 seconds East along the South right-of-way line of Greenway Drive, a distance of 400.00 feet to the POINT OF BEGINNING and CONTAINING 290,000 square feet or 6.657 acres of land; and being the same property conveyed to Corporate Realty Income Fund I, L.P., a Delaware limited partnership, by that certain Special Warranty Deed dated October 24, 1986, filed for record October 28, 1986 and recorded in Volume 86210, Page 2929, Deed Records, Dallas County, Texas.

                                    EXHIBIT B

                            TO SPECIAL WARRANTY DEED


                              PERMITTED EXCEPTIONS

                                [To be inserted]

                                    EXHIBIT G

                           TENANT NOTIFICATION LETTER

_________ __, 2004

Tenant
__________________
__________________

Re:

Dear Tenant:

        You are currently a tenant at the above address. The purpose of this letter is to inform you that Corporate Realty Income Fund I, L.P. has sold the building to FSP 5601 Executive Drive Limited Partnership ("Buyer") and transferred any and all security deposits under your Lease to Buyer.

        You should make all rental payments and direct any inquiries relating to the Property after the date of this notice to the new manager of the Property:

           _____________________
           _____________________
           _____________________
           Attn:________________

                                         Very truly yours,

CORPORATE REALTY INCOME           FSP 5601 EXECUTIVE DRIVE LIMITED
FUND I, L.P.                      PARTNERSHIP, a Texas limited partnership

                                  By: FSP 5601 EXECUTIVE DRIVE LLC, its
                                      general partner

By:
   -----------------------------
    Robert F. Gossett, Jr.
    General Partner
                                      By:
                                         -------------------------------------
By: 1345 Realty Corporation,             Barbara Corinha Fournier, its Treasurer
    General Partner

    By:
       -------------------------
         Robert F. Gossett, Jr.
         President

                                    EXHIBIT H

                                SERVICE CONTRACTS

                                  See attached.

                                    EXHIBIT I

                       FORM OF TENANT ESTOPPEL CERTIFICATE

        THIS IS TO CERTIFY TO FSP 5601 EXECUTIVE DRIVE LIMITED PARTNERSHIP THAT as of the date hereof:

1. The undersigned is the Lessee ("Tenant") under that certain Lease (the "Lease") dated _______________ by and between ___________________ as
        Landlord ("Landlord"), and ___________________ as Tenant, covering those certain premises commonly known as ___________________ (the "Premises") in the property known as ___________________ (the "Property"), as amended by ___________________. A true and accurate copy of the Lease (together with all amendments thereof, if any) is attached hereto as Exhibit "A."

2. The Lease is in full force and effect and has not been assigned, modified, supplemented, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between the undersigned and Landlord affecting the Premises. If none, state "none."

                                         None

3. The undersigned has accepted possession in accordance with the terms of the Lease and now occupies the Premises and is currently open for business. The improvements, space and parking facilities, if any, required to be furnished under the Lease have been completed and furnished and are satisfactorily completed in all respects. All conditions of the Lease to be performed by Landlord prior to the effectiveness of the Lease have been satisfied. Any required payments or inducement from Landlord to Tenant have been made, except (if none, state "none"):

                                         None

4. The undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under the Lease on the part of Tenant or Landlord.

5. The Lease term began ___________________, and the current Lease term expires ___________________. The fixed minimum rent presently being paid is $___________________ per annum in monthly installments of $___________________. All rentals, charges and other obligations on the part of the undersigned under the Lease have been paid to and including September 1, 2004. No rental, other than for the current month, has been paid in advance.

6. In addition to the above-referenced fixed minimum rent, the Tenant pays all real estate taxes and operating expenses in excess of taxes and operating expenses for calendar year 2003.

7. There are no existing defenses, which the undersigned has against the enforcement of the Lease by Landlord. The undersigned is entitled to no free rent nor any credits, offsets or deductions in rent, nor other leasing concessions except as follows:

                                         None

8. The Lease contains, and the undersigned has, no outstanding options or rights of first refusal to purchase the Premises or any part thereof or the real property of which the Premises are a part. As used in this paragraph, the term "options" shall not include options to renew or extend the terms of the Lease.

9. The amount of the security deposit presently held under the Lease is (if none, state "none"):

                                         None

10. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof.

11. This certification is made with the knowledge that it will be relied upon in connection with financings and sales of the Property and may be relied upon by the current and any future Landlord of the Premises, any current or future holder of a mortgage or deed of trust of the Property, and their respective successors and assigns.

Upon completion, please return to Landlord, c/o _______________________________.

        DATED this 1st day of September, 2004.

        THIS ESTOPPEL MUST BE DATED WHEN SIGNED.

                                            TENANT:


                                            By:
                                                --------------------------------
                                               Name:
                                                     ---------------------------
                                               Its:
                                                    ----------------------------

                                    EXHIBIT J

                       FORM OF SELLER'S RECERTIFICATION OF
                         REPRESENTATIONS AND WARRANTIES

        Corporate Realty Income Fund I, L.P., a Delaware limited partnership ("CRIF") hereby certifies to FSP 5601 Executive Drive Limited Partnership, a Texas limited partnership ("Purchaser") that the representations and warranties set forth in Section 6.1 of that certain Purchase and Sale Agreement between CRIF and Purchaser dated as of September __, 2004 (the "Purchase Agreement") are true, correct and complete as of the date hereof.

        This Recertification is subject to the terms and conditions of the Purchase Agreement including without limitation the provisions and limitations of the last four (4) paragraphs of Section 6.1 thereof.


                                        CORPORATE REALTY INCOME FUND I, L.P.

                                        By:
                                           -------------------------------
                                               Robert F. Gossett, Jr.
                                               General Partner

                                        By: 1345 Realty Corporation,
                                            General Partner

                                            By:
                                               ---------------------------------
                                                 Robert F. Gossett, Jr.
                                                 President


Dated: ______________, 2004

                                    EXHIBIT K

                       FORM OF PURCHASER'S RECERTIFICATION
                        OF REPRESENTATIONS AND WARRANTIES

        The undersigned hereby certifies to Corporate Realty Income Fund I, L.P., a Delaware limited partnership ("CRIF"), that the representations and warranties set forth in Section 6.2 of that certain Purchase and Sale Agreement between CRIF, as Seller and the undersigned as Purchaser dated as of September __, 2004 ("Purchase Agreement") are true, correct and complete as of the date hereof.

                               FSP 5601 EXECUTIVE DRIVE LIMITED
                               PARTNERSHIP, a Texas limited partnership

                               By:   FSP 5601 EXECUTIVE DRIVE LLC,
                                     its general partner


                                     By:
                                        ------------------------------------
                                        Barbara Corinha Fournier, its Treasurer


Dated:______________, 2004

                                    EXHIBIT L

                                    RENT ROLL

Landlord:    Corporate Realty Income Fund I, L.P., a Delaware limited
             partnership

Tenant: Verizon Directories Corp., a Delaware corporation (as successor-in-interest to GTE Directories Corporation, a Delaware corporation)

Date:        As of April 20, 1994

Amendments:  Amendment No. 1 dated July 29, 1994
             Amendment No. 2 dated February 22, 1995
             Letter dated July 31, 1996
             Extension Agreement and Supplement dated March 31, 2000
             Second Extension Agreement and Supplement dated November __, 2002

Monthly Rent:$______________

Status:      Current

Deposit:     $______________

Leasing commissions payable with respect to current term: Commission of 2.25% of rent payable for current extension term is payable at or prior to closing to TAG Realty

                                   SCHEDULE 1

                                PERSONAL PROPERTY

1       Gas-powered power washer
1       Gas-powered blower
1       Sheetrock Dolly
1       2-wheel dolly
1       Flat-bed dolly 3" x 4"
1       Small Cart
2       6' Fiberglass ladders
1       4' Fiberglass Ladder
1       2' Wooden Ladder
1       Dell Computer for Andover Automation System
1       Non-flammable Cabinet
1       Electrical routing machine 3/8"
1       Small light cart
8       Metal Shelves 8'
2       Metal Cabinets 6'
        Misc. Bldg. Engineers tools

                                   SCHEDULE 2

                                     PERMITS

Certificate of Occupancy     94-00784                    9/20/1994
Certificate of Occupancy     91-00555                    5/9/2003
Certificate of Occupancy     94-00785                    8/1/1994
Certificate of Occupancy     94-00786                    10/17/1994
Certificate of Occupancy     91-00556                    6/11/2003
Certificate of Occupancy     94-01097                    10/10/1994
Certificate of Occupancy     91-00934                    5/9/2003
Certificate of Occupancy     95-00347                    05/09/95
Certificate of Compliance, State of Texas (Elevator)     1/15/2004
Letter of Compliance, State of Texas, ADA                4/29/2000

                                   SCHEDULE 3

                           SERVICE AND OTHER CONTRACTS

Air Performance               Flakt fan inspection and maintenance.

Arch Wireless/Pagenet         Provides pager service and equipment for two
                              engineers.

Chem-Aqua                     Water quality control in HVAC systems.

Ecolab                        Pest elimination.

GreenForest Landscaping       Lawn care and maintenance.

Mechanical Solutions, Inc.    Preventive maintenance program for chiller and
                              pump.

Mechanical Solutions, Inc.    Maintenance program for equipment.

Mitec Life Safety Systems     Inspection and repair of fire panel and life
                              safety equipment.

Stewart & Stevenson           Maintenance of emergency generator.

TAG Realty Mgmt., Inc.        Management Contract.

ThyssenKrupp Elevator         Maintenance of elevator equipment.

Staubach Company              Commission Agreement

TAG Realty                    Commission Agreement